AMENDMENT NO. 5

                                       TO

                           SECOND AMENDED AND RESTATED
                  REVOLVING CREDIT LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 5 ("Amendment") is entered into as of February 28, 2000 among THE FONDA GROUP, INC., a corporation organized under the laws of the State of Delaware ("Borrower"), the undersigned financial institutions (collectively, the "Lenders" and individually a "Lender") and IBJ WHITEHALL BUSINESS CREDIT CORPORATION ("IBJWBCC") (F/K/A IBJ SCHRODER BUSINESS CREDIT CORPORATION), as successor to IBJ SCHRODER BANK & TRUST COMPANY, as agent for Lenders (IBJWBCC, in such capacity, the "Agent").

                                   BACKGROUND

     Borrower, Agent and Lenders are parties to a Second Amended and Restated Revolving Credit and Security Agreement dated as of February 27,1997 (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provided Borrower with certain financial accommodations.

     Borrower has requested that Agent and Lenders amend the Loan Agreement to, inter alia, revise the financial covenants, amend the definition of Eligible Receivables, increase the inventory sub-limit contained in the definition of Formula Amount, include certain Receivables due and owing from Sweetheart Cup Company, Inc. to Borrower as Eligible Receivables and increase the number of permitted Eurodollar Rate Loans and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

     (a)  Section 1.2 of the Loan Agreement is hereby amended as follows:

          (i) the following defined terms are hereby added in their appropriate alphabetical order to provide as follows:

          "Sweetheart" shall mean Sweetheart Cup Company, Inc. a Delaware corporation.

          "Net Worth" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of Borrower determined in accordance with GAAP as at such date.

          (ii) subclauses (a) and (b) in the definition of Eligible Receivables are hereby amended in their entirety to provide as follows:

          "(a) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower provided, however, Receivables arising out of sales made by Borrower to Sweetheart or Fibre Marketing in an aggregate amount not to exceed $5,000,000 at any one time outstanding and which otherwise meet the eligibility criteria for Eligible Receivables shall be deemed to constitute Eligible Receivables;

          (b) (i) with respect to Receivables due and owing to Borrower from Customers which were account debtors of CEG on or before December 6, 1999 which are maintained on the sales journal at Fonda's offices in Indianapolis, Indiana and historically were maintained on CEG's sales journals (collectively, the "Special Customer Receivables"), it is due or unpaid more than (A) one hundred and twenty (120) days after the original invoice date or (B) sixty (60) days after the stated due date] and (ii) with respect to Receivables which are not Special Customer Receivables, it is due or unpaid more than ninety (90) days after the original invoice date."

     (b) The following definition is hereby amended in its entirety to provide as follows:

          "Permitted Investments" shall mean (i) any Investment in Borrower or in a Wholly Owned Restricted Subsidiary of Borrower; (ii) any Investment in Cash Equivalents; (iii) any Investment by Borrower or any of its Restricted Subsidiaries in a Person if, as a result of such Investment, (a) such Person becomes a Wholly Owned Restricted Subsidiary of Borrower or a Wholly Owned Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Borrower or a Wholly Owned Restricted Subsidiary of Borrower; and (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.1 hereof."

     (c) Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to provide as follows:

          "2.1 (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

               (i) up to 85%, subject to the provisions of Section 2.1(b) hereof, of Eligible Receivables ("Receivables Advance Rate"), plus

               (ii) up to the lesser of (A) 60%,  subject to the  provisions  of
               Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the

               Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Revolving Advance Rates") or (B) (I) at any time on or before April 30, 2000, $30,000,000 in the aggregate at any one time and
               (II) at any time on or after May 1, 2000, $27,500,000 in the aggregate at any one time, minus

               (iii) the aggregate amount of outstanding Letters of Credit, minus

               (iv) such reserves as Agent may reasonably deem proper and necessary from time to time.

          The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1(a)(y)(iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by secured promissory notes in substantially the form attached hereto as Exhibit 2.1(a) executed and delivered by Borrower to each Lender (collectively, "Revolving Credit Notes")."

     (d) Clause (d) of Section 2.2 of the Loan Agreement is hereby amended in its entirety to provide as follows:

          "(d) Provided, that, no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any day with respect to Domestic Rate Loans convert any such loan into a loan of another type in the same aggregate principal amount provided, that, any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, it shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Days' prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate."

     (e) Sections 6.5 and 6.6 of the Loan Agreement are hereby amended in their entirety to provide as follows:

          "6.5 Interest Coverage Ratio. Cause to be maintained for each fiscal quarter an Interest Coverage Ratio of not less than 1.15 to 1.00 for the (a) two fiscal quarters ending March 31, 2000, (b) three fiscal quarters ending June 30, 2000, (c) four fiscal quarters ending September 30, 2000 and (d) for each fiscal quarter ending thereafter measured on a rolling four quarter basis.

          6.6 Net Worth. Cause to be maintained at all times during each period set forth below a Net Worth in an amount not less than the amount set forth opposite such period:

                 Period                                  Net Worth
                 ------                                  ---------

January 1, 2000 through September 30, 2000     $11,000,000"
October 1, 2000 through September 30, 2001     The  sum of (x)  $11,000,000 plus
                                               (y) 80%  of  the  net  income  of
                                               Borrower on a  consolidated basis
                                               for   the   fiscal   year   ended
                                               September 30, 2000 (the "2000 Net
                                               Worth")

     (f) Section 7.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

          "7.5. Loans. Make advances, loans or extensions of credit to any Person except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $350,000 at any time outstanding."

     (g) Section 7.10 of the Loan Agreement is hereby amended in its entirety to provide as follows:

          "7.10. Transactions with Affiliates. Make payments to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Borrower or the relevant Restricted Subsidiary than those that would have been obtained in comparable transaction with an unrelated Person and (ii) Borrower delivers to the Agent (a) with respect to any Affiliate transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1.0 billion, except with respect to transactions in the ordinary course of business and consistent with past practice between Borrower of any of its Restricted Subsidiaries and Four M, or any of their respective subsidiaries, provided, that, (1) the Indenture of Lease dated as of January 1, 1995, between Dennis Mehiel, as Landlord, and Borrower, as tenant, relating to Borrower's Jacksonville, Florida facility except for any purchases of property by Borrower that may arise thereunder; (2) any employment agreement entered into between any Person and Borrower or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Borrower or such Restricted Subsidiary in an amount not to exceed $500,000 per annum; (3) transactions between or among Borrower and its Restricted Subsidiaries and (4) Restricted Payments and Permitted Investments that are permitted by the provisions of this Agreement in each case shall not be deemed Affiliate Transactions."

     3. Amendment Fee. Borrower shall pay to Agent for the ratable benefit of Lenders an amendment fee in an amount equal to $40,000 (the "Amendment Fee") immediately prior to the effective date of this Agreement. Agent shall charge the Amendment Fee to Borrower's loan account. The Amendment Fee shall not be subject to reduction, proration, rebate of any kind.

     4. Conditions of Effectiveness. This Amendment shall become effective as of February 29, 2000 upon satisfaction of the following conditions precedent:
(i) Agent shall have received four (4) copies of this Amendment executed by Lenders and Borrower, (ii) Agent shall have charged the Amendment Fee to Borrower's loan account and (iii) Agent shall have received such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

     5. Representations and Warranties.Borrower hereby represents and warrants as follows:

     (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

     (b) Upon the effectiveness of this Amendment,Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

     (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

     6.   Effect on the Loan Agreement.

     (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

         (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by telecopy shall be deemed to be an original signature hereto.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                    THE FONDA GROUP, INC.

                                    By: /s/ Hans H. Heinsen
                                        -------------------
                                    Name:  Hans H. Heinsen
                                    Title: Senior Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    IBJ WHITEHALL BUSINESS CREDIT
                                    CORPORATION, as Lender and as Agent

                                    By: /s/
                                        -------------------
                                    Name:
                                    Title:


                                    NATIONAL CITY COMMERCIAL FINANCE,
                                    INC., as Lender

                                    By: /s/
                                        -------------------
                                    Name:
                                    Title:


                                    PNC BANK, NATIONAL ASSOCIATION, as
                                    successor to
                                    BTM CAPITAL CORPORATION
                                    (F/K/A BOT FINANCIAL CORPORATION),
                                    as Lender

                                    By: /s/
                                        -------------------
                                    Name:
                                    Title:


                                    FIRST UNION NATIONAL BANK successor by
                                    merger to SIGNET BANK, as Lender

                                    By: /s/
                                        -------------------
                                    Name:
                                    Title: